UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2022 (June 1, 2022)

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into A Material Definitive Agreement.

On June 1, 2022, PacWest Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., J.P. Morgan Securities LLC, and Janney Montgomery Scott LLC, as representatives for the underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to issue and sell, and the Underwriters severally agreed to purchase, an aggregate of 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A, par value $0.01 per share (“Series A preferred stock”), with a liquidation preference of $1,000 per share of Series A preferred stock (equivalent to $25.00 per Depositary Share). The offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-253712) and a related prospectus, including the related prospectus supplement (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission. The offering is expected to close on June 6, 2022, subject to customary closing conditions. In addition, the Company has granted the Underwriters an overallotment option for up to 30 days to purchase an additional 3,000,000 Depositary Shares at the public offering price less the underwriting discount.

The Company intends to use the net proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support the Company’s organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of its common stock, and for investments in Pacific Western Bank as regulatory capital.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 1, 2022, by and among PacWest Bancorp and Piper Sandler & Co., J.P. Morgan Securities LLC, and Janney Montgomery Scott LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: June 2, 2022	By:	/s/ Bart R. Olson

Name:	Bart R. Olson
Title:	Executive Vice President and Chief Financial Officer